EXHIBIT 99.1

NETSOL Technologies Reports Fiscal First Quarter 2020 Financial Results

Company Positions Itself for Next Phase of Growth Through New Pricing Options for Core Business, Renewed Focus in European and U.S. Markets, and Increased R&D and Collaboration Efforts within OTOZ Mobility Innovation Lab

CALABASAS, Calif., November 12, 2019 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal first quarter ended September 30, 2019.

Fiscal First Quarter 2020 and Recent Operational Highlights

●	Regarding previously announced 12-country, $110 million contract with German auto manufacturing giant, the Company made continued progress with respect to additional NFS Ascent implementations in Singapore, Malaysia, Hong Kong, India and Thailand.
●	Successfully implemented and launched NFS Ascent Wholesale platform with European tier-one global auto captive in China as part of $30 million contract signed in September 2018.
●	Announced the official Go-Live with mCollector application for a top tier multi-finance company in Indonesia as part of a larger contract originally signed in 2018.
●	Introduced Software-as-a-Service (SaaS) subscription-based pricing for new and existing customers as an alternative to the traditional license model, which is now available for all cloud-based NETSOL products and services globally, including NETSOL’s flagship offering NFS Ascent.
●	Secured a multi-million-dollar contract with a large independent used vehicle finance company in the UK for the implementation of the NFS Ascent Wholesale Finance Platform.
●	Successfully implemented NFS Ascent Retail Platform, including Omni-Point of Sale (Omni-POS) and CMS, for a major American auto captive in China, as part of a previously announced multi-million-dollar contract.
●	Acquired the remaining 49% stake of Virtual Lease Services (VLS), a UK-based portfolio and risk management servicing partner for business and consumer finance providers, after initially acquiring a 51% majority stake in VLS through a joint venture partnership with Investec in 2011.
●	Generated nearly $1.0 million by successfully implementing change requests from various customers across multiple regions.
●	OTOZ Mobility Innovation Lab initiated multiple engagements, and is in active discussions, with a number of current and potential NETSOL customers to provide proof-of-concepts for a variety of use cases related to new vehicle ownership models.

Fiscal First Quarter 2020 Financial Results

Total net revenues for the first quarter of fiscal 2020 were $13.6 million, compared with $16.4 million in the prior year period. The decrease in total net revenues was primarily due to a decrease in total license fees of $3.3 million and a decrease in services revenues of $199,000, which was offset by an increase in total maintenance fees of $652,000.

●	Total license fees were $2.7 million, compared with $6.0 million in the prior year period.
●	Total maintenance fees were $4.4 million, compared with $3.7 million in the prior year period.
●	Total services revenues were $6.5 million, compared with $6.7 million in the prior year period.

Gross profit for the first quarter of fiscal 2020 was $6.1 million (or 45.0% of net revenues), compared to $8.2 million (or 50.2% of net revenues) in the first quarter of fiscal 2019. The decreases in gross profit and gross profit as a percentage of revenue were primarily due to decreases in revenue by an amount that was greater than the related decreases in cost of revenues, respectively. The decrease in cost of revenues was predominantly driven by decreases in salaries and consultants’ costs, lower depreciation and amortization and other expenses, which were offset by an increase in travel expenses.

Operating expenses for the first quarter of fiscal 2020 decreased 1.5% to $6.5 million (or 48.2% of net revenues) from $6.6 million (or 40.5% of net revenues) for the first quarter of fiscal 2019. The decrease in operating expenses was primarily due to a decrease in general and administrative expenses, which was offset by an increase in sales and marketing and research and development expenses.

GAAP net loss attributable to NETSOL for the first quarter of fiscal 2020 totaled $(1.8) million or $(0.16) per diluted share, compared with GAAP net income of $963,000 or $0.08 per diluted share in the first quarter of fiscal 2019. GAAP net loss attributable to NETSOL included a $1.8 million loss on foreign currency exchange transactions in the first quarter of fiscal 2020, which was a significant increase compared with a gain of $11,000 in the prior year period.

Non-GAAP adjusted EBITDA loss for the first quarter of fiscal 2020 totaled $(1.1) million or $(0.09) per diluted share, compared with non-GAAP adjusted EBITDA of $2.2 million or $0.19 per diluted share in the first quarter of fiscal 2019 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At September 30, 2019, cash and cash equivalents were $17.6 million, an increase from $17.4 million at June 30, 2019.

Management Commentary

“We began the fiscal year where we left off at the end – in the middle of a decisive transition – as we work to build our business for its next phase of growth,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “As the first major step in that process, we are now offering subscription-based pricing to serve as an alternative to the traditional license model, which should help us to build more consistent revenue streams into the future and also remove significant up-front costs for potential customers. With our renewed focus in both Europe and the U.S. markets, we expect to generate additional business from our flagship Ascent platform, now available in these regions for the first time and in our new, customer-friendly SaaS format. Going forward, despite the results from the quarter, the state of our core business remains strong. We have several significant Go-Live events on the horizon, which gives us a high degree of confidence in our ability to achieve strong operating results throughout the course of fiscal 2020.”

Sales Outlook

“While our overall pipeline remains strong, the Company’s sales outlook remains under pressure due to a slowdown in the general finance and leasing industry as well as additional headwinds from the U.S. and China trade discussions and their effect on the overall auto industry,” added Global Head of Sales and Managing Director for NETSOL Technologies Europe Asad Ghauri. “Despite these macroeconomic factors, we remain confident in our prospects for the second half of the fiscal year and are anticipating sequential customer growth throughout the balance of the fiscal 2020. Our new SaaS-based pricing model has attracted a lot of potential interest, and our sales team is engaged in multiple, exploratory discussions, which have real potential for closing within a second half timeframe.

“In our European operations we’ve seen a steady buildup of sales activity, culminating in the first win for Ascent in the region with one of the largest auction houses in the U.K. In support of our European growth efforts, we’ve also made some major additions to our leadership team, information for which will be provided in the coming weeks. In North America, we are also witnessing excellent initial interest and potential adoption of Ascent, both from new customers and existing customers looking to upgrade to from our legacy LeasePak offering.”

OTOZ Update

OTOZ President and CEO Naeem Ghauri added: “OTOZ is continuing to attract interest from both existing clients and new prospects, alike. Smart and on-demand mobility have collectively become the fast-emerging paradigm for auto consumption. We are currently in discovery phase talks with three different Tier 1 auto captive finance companies in the U.S., China and Thailand, respectively. More specifically, these blue-chip organizations are asking OTOZ to create tools and technology that will empower them to enter the subscription and car sharing markets with dynamic new offering. We look forward to announcing some these initiatives as they come to fruition in the near future.”

Conference Call

NETSOL Technologies management will hold a conference call today (November 12, 2019) at 9 a.m. Eastern time (6 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 12:00 p.m. Eastern time on the same day through November 26, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13696121

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1,300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

1-949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of September 30,	As of June 30,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$17,621,379	$17,366,364
Accounts receivable, net of allowance of $160,396 and $192,786	8,079,537	12,332,714
Accounts receivable, net of allowance of $172,485 and $166,075 - related party	3,225,787	3,266,600
Revenues in excess of billings, net of allowance of $220,820 and $194,684	16,345,384	14,719,047
Revenues in excess of billings - related party	48,145	110,827
Convertible note receivable - related party	4,085,000	3,650,000
Other current assets	3,351,698	3,146,264
Total current assets	52,756,930	54,591,816
Revenues in excess of billings, net - long term	1,246,660	1,281,492
Property and equipment, net	12,478,841	12,096,855
Right-of-use assets - operating leases	2,734,762	-
Long term investment	2,460,870	2,653,769
Other assets	25,329	23,569
Intangible assets, net	7,159,422	7,332,950
Goodwill	9,516,568	9,516,568
Total assets	$88,379,382	$87,497,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,377,985	$7,476,560
Current portion of loans and obligations under finance leases	7,097,025	6,905,597
Current portion of operating lease obligations	920,115	-
Unearned revenues	4,424,652	5,977,736
Common stock to be issued	88,324	88,324
Total current liabilities	19,908,101	20,448,217
Loans and obligations under finance leases; less current maturities	493,403	564,572
Operating lease obligations; less current maturities	1,912,804	-
Total liabilities	22,314,308	21,012,789
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 11,972,109 shares issued and 11,724,606 outstanding as of September 30, 2019 and 11,911,742 shares issued and 11,664,239 outstanding as of June 30, 2019	119,721	119,117
Additional paid-in-capital	128,052,079	127,737,999
Treasury stock (At cost, 247,503 shares and 247,503 shares as of September 30, 2019 and June 30, 2019, respectively)	(1,455,969)	(1,455,969)
Accumulated deficit	(37,034,845)	(35,206,898)
Other comprehensive loss	(32,221,661)	(33,125,006)
Total NetSol stockholders’ equity	57,459,325	58,069,243
Non-controlling interest	8,605,749	8,414,987
Total stockholders’ equity	66,065,074	66,484,230
Total liabilities and stockholders’ equity	$88,379,382	$87,497,019

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2019	2018
Net Revenues:
License fees	$2,679,145	$5,956,113
Maintenance fees	4,391,447	3,739,676
Services	6,418,891	6,470,625
Services - related party	82,933	230,131
Total net revenues	13,572,416	16,396,545

Cost of revenues:
Salaries and consultants	4,454,964	5,020,562
Travel	1,342,635	1,151,997
Depreciation and amortization	719,665	937,604
Other	944,524	1,048,324
Total cost of revenues	7,461,788	8,158,487

Gross profit	6,110,628	8,238,058

Operating expenses:
Selling and marketing	1,743,868	1,701,326
Depreciation and amortization	202,387	212,232
General and administrative	3,918,613	4,406,720
Research and development cost	672,970	318,155
Total operating expenses	6,537,838	6,638,433

Income (loss) from operations	(427,210)	1,599,625

Other income and (expenses)
Gain (loss) on sale of assets	(289)	52,294
Interest expense	(63,663)	(99,434)
Interest income	399,229	248,964
Gain (loss) on foreign currency exchange transactions	(1,760,190)	10,912
Share of net loss from equity investment	(189,224)	(299,691)
Other income	18,326	5,379
Total other income (expenses)	(1,595,811)	(81,576)

Net income (loss) before income taxes	(2,023,021)	1,518,049
Income tax provision	(238,238)	(236,914)
Net income (loss)	(2,261,259)	1,281,135
Non-controlling interest	433,312	(318,546)
Net income (loss) attributable to NetSol	$(1,827,947)	$962,589

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.16)	$0.08
Diluted	$(0.16)	$0.08

Weighted average number of shares outstanding
Basic	11,664,239	11,502,616
Diluted	11,664,239	11,507,730

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,261,259)	$1,281,135
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	922,052	1,149,836
Provision for bad debts	(38,621)	-
Share of net loss from investment under equity method	189,224	299,691
(Gain) loss on sale of assets	289	(52,294)
Stock based compensation	164,293	432,048
Changes in operating assets and liabilities:
Accounts receivable	4,836,183	5,136,381
Accounts receivable - related party	46,016	284,869
Revenues in excess of billing	(1,870,517)	(6,347,196)
Revenues in excess of billing - related party	66,330	(70,102)
Other current assets	(278,677)	(571,246)
Accounts payable and accrued expenses	122,012	(680,147)
Unearned revenue	(1,631,245)	(1,202,420)
Unearned revenue - related party
Net cash provided by (used in) operating activities	266,080	(339,445)

Cash flows from investing activities:
Purchases of property and equipment	(321,125)	(563,413)
Sales of property and equipment	958	184,032
Convertible note receivable - related party	(435,000)	(758,000)
Net cash used in investing activities	(755,167)	(1,137,381)

Cash flows from financing activities:
Proceeds from exercise of subsidiary options	11,621	2,650
Proceeds from bank loans	-	119,895
Payments on finance lease obligations and loans - net	(147,376)	(179,237)
Net cash used in financing activities	(135,755)	(56,692)
Effect of exchange rate changes	879,857	(119,591)
Net increase (decrease) in cash and cash equivalents	255,015	(1,653,109)
Cash and cash equivalents at beginning of the period	17,366,364	22,088,853
Cash and cash equivalents at end of period	$17,621,379	$20,435,744

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2019	September 30, 2018

Net Income (loss) attributable to NetSol	$(1,827,947)	$962,589
Non-controlling interest	(433,312)	318,546
Income taxes	238,238	236,914
Depreciation and amortization	922,052	1,149,836
Interest expense	63,663	99,434
Interest (income)	(399,229)	(248,964)
EBITDA	$(1,436,535)	$2,518,355
Add back:
Non-cash stock-based compensation	164,293	432,048
Adjusted EBITDA, gross	$(1,272,242)	$2,950,403
Less non-controlling interest (a)	191,235	(752,669)
Adjusted EBITDA, net	$(1,081,007)	$2,197,734

Weighted Average number of shares outstanding
Basic	11,664,239	11,502,616
Diluted	11,664,239	11,507,730

Basic adjusted EBITDA	$(0.09)	$0.19
Diluted adjusted EBITDA	$(0.09)	$0.19

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$(433,312)	$318,546
Income Taxes	53,335	70,543
Depreciation and amortization	259,635	365,854
Interest expense	19,041	32,690
Interest (income)	(105,501)	(66,868)
EBITDA	$(206,802)	$720,765
Add back:
Non-cash stock-based compensation	15,567	31,904
Adjusted EBITDA of non-controlling interest	$(191,235)	$752,669